Exhibit 10.1
THE MEN’S WEARHOUSE, INC.
CHANGE IN CONTROL SEVERANCE PLAN
(As Amended and Restated Effective October 1, 2009)

THE MEN’S WEARHOUSE, INC.
CHANGE IN CONTROL SEVERANCE PLAN
(As Amended and Restated Effective October 1, 2009)
     WHEREAS, The Men’s Wearhouse, Inc., a corporation organized and existing under the laws of the State of Texas (the “Company”), recognizes that one of its most valuable assets is its key management employees;
     WHEREAS, the Company previously established The Men’s Wearhouse, Inc. Change in Control Severance Plan (the “Plan”) to provide certain severance benefits in the event that the employment of certain key management employees is involuntarily terminated in certain circumstances in conjunction with a change in control of the Company;
     WHEREAS, the Company reserved the right in Section 9 of the Plan to amend the Plan; and
     WHEREAS, the Company desires to amend the Plan;
     NOW, THEREFORE, the Company hereby amends and restates the Plan as set forth in this Agreement effective as of October 1, 2009.

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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THE MEN’S WEARHOUSE, INC.
CHANGE IN CONTROL SEVERANCE PLAN
1. ESTABLISHMENT AND OBJECTIVE
     1.1 Establishment. The Men’s Wearhouse, Inc., a Texas corporation, has established this plan for certain key management employees to be known as “The Men’s Wearhouse, Inc. Change in Control Severance Plan” (the “Plan”).
     1.2 Objective. The Plan is designed to attract and retain certain designated key management employees of the Company and the Company’s Affiliates (as those terms are defined below) and to reward such employees by providing replacement income and certain benefits if such individuals’ employment with the Company and the Company’s Affiliates is terminated in certain circumstances within one (1) year after a Change in Control (defined below).
2. DEFINITIONS
     As used in the Plan, the following terms and phrases shall have the meanings set forth below:
     2.1 “Affiliate” and “Affiliates” mean, when used with respect to any entity, individual, or other person, any other entity, individual, or other person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with such entity, individual or person.
     2.2 “Assets” means assets of any kind owned by the Company, including but not limited to securities of the Company’s direct and indirect subsidiaries.
     2.3 “Base Compensation” means a Participant’s base salary or wages from the Employer (as defined in section 3401(a) of the Code for purposes of federal income tax withholding), modified by including any portion thereof that such Participant could have received in cash in lieu of any elective deferrals made by the Participant pursuant to a nonqualified deferred compensation arrangement or pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code and any elective contributions under a cafeteria plan described in section 125 of the Code, and modified further by excluding any bonus, incentive compensation (including but not limited to equity-based compensation), commissions, expense reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation (other than elective deferrals by the Participant under a qualified cash or deferred arrangement described in section 401(k) of the Code or a nonqualified deferred compensation arrangement that are expressly included in “Base Compensation” under the foregoing provisions of this definition), welfare benefits as defined in ERISA, overtime pay, special performance compensation amounts and severance compensation.
     2.4 “Beneficial Owner” shall have the meaning ascribed to the term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any successor act.

     2.5 “Board of Directors” means the Board of Directors of the Company.
     2.6 “Bonus” means each annual performance bonus, if any, paid in cash by the Employer to or for the benefit of the Participant for services rendered or labor performed while an Eligible Individual. A Participant’s Bonus shall be determined by including any portion thereof that such Participant could have received in cash in lieu of (a) any elective deferrals made by such Participant pursuant to any nonqualified deferred compensation arrangement or (b) elective contributions made on such Participant’s behalf by the Company pursuant to a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) or pursuant to a plan maintained under section 125 of the Code.
     2.7 “Cause” means (a) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Board of Directors (or by a delegate appointed by the Board of Directors), which demand specifically identifies the manner in which the Board of Directors believes that the Participant has not substantially performed the Participant’s duties, or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or any of its Wholly-Owned Subsidiaries, monetarily or otherwise. For purposes of paragraphs (a) and (b) of this definition, (A) no act, or failure to act, on the Participant’s part shall be deemed “willful” if done, or omitted to be done, by the Participant in good faith and with reasonable belief that the act, or failure to act, was in the best interest of the Company and (B) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board of Directors by clear and convincing evidence that Cause exists.
     2.8 “Change in Control” means the occurrence of any of the following events during the Term of the Plan:
     (a) the individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board of Directors;
     (b) the consummation of a Merger of the Company with another Entity, unless:
     (1) the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, more than 50 percent of the combined voting power of the Voting Securities of either the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger; and
     (2) the individuals who comprise the Board of Directors immediately prior to such Merger constitute a majority of the board of directors or other governing body of either the surviving Entity or the parent of the surviving Entity;
     (c) the consummation of a Merger of a Wholly-Owned Subsidiary with another Entity (other than an Entity in which the Company owns, directly or indirectly, a majority of the voting and equity interests) if the gross revenues of such Wholly-Owned Subsidiary (including the Entities wholly-owned directly or indirectly by such Wholly-Owned Subsidiary) for the twelve-month period immediately preceding the month in which the Merger occurs equal or exceed 30 percent of the consolidated gross revenues reported by the Company on the Company’s consolidated financial statements for such period;
     (d) any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities;
     (e) a sale, transfer, lease or other disposition of all or substantially all of the Assets is consummated (an “Asset Sale”), unless:
     (1) the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company immediately prior to such Asset Sale own, directly or indirectly, more than 50 percent of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of the Company’s Voting Securities immediately prior to such Asset Sale; and
     (2) the individuals who comprise the Board of Directors immediately prior to such Asset Sale constitute a majority of the board of directors or other governing body of either the Entity that acquired such Assets in such Asset Sale or its parent; or
     (f) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
     2.9 “Code” means the Internal Revenue Code of 1986, as amended, or any successor act.
     2.10 “Committee” means, prior to a Change in Control, the Compensation Committee of the Board of Directors. After a Change in Control, “Committee” means (a) the individuals (not fewer than three (3) in number) who, on the date six months prior to the Change in Control constitute the Compensation Committee of the Board of Directors, plus, (b) in the event that fewer than three (3) individuals are available from the group specified in clause (a) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (b)); provided, however, that the maximum number of individuals constituting the Committee after a Change in Control shall not exceed six (6).
     2.11 “Company” means The Men’s Wearhouse, Inc., a Texas corporation, and any successor by merger or otherwise.
     2.12 “Disability” means the absence of the Participant from the Participant’s duties with the Company on a full-time basis for 90 calendar days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Participant or the Participant’s legal representatives.
     2.13 “Effective Date” means October 1, 2009, the date as of which the Plan is amended and restated.
     2.14 “Eligible Individual” means a key management employee of an Employer.
     2.15 “Employer” means the Company or any Affiliate that adopts the Plan pursuant to the provisions of Section 10.
     2.16 “Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
     2.17 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor act.
     2.18 “Expiration Date” shall have the meaning specified in the definition of the phrase “Term of the Plan”.
     2.19 “Good Reason” for termination by the Participant of his employment means the occurrence (without the Participant’s express written consent) after any Change in Control and before the one year anniversary of the date of such Change in Control, of any one of the following acts by the Employer, or failures by the Employer to act, unless, in the case of any act or failure to act described in paragraphs (a), (e), (f) or (g) below, such act or failure to act is corrected prior to the effective date of the Participant’s termination for Good Reason:
     (a) the assignment to the Participant of any duties or responsibilities which are substantially diminished as compared to the Participant’s duties and responsibilities immediately prior to a Change in Control or a material change in the Participant’s reporting responsibilities, titles or offices as a key management employee of the Employer and as in effect immediately prior to the Change in Control;
     (b) a reduction by the Employer in the Participant’s annual Base Compensation as in effect immediately prior to a Change in Control;
     (c) the relocation of the Participant’s principal place of employment to a location outside of a 50-mile radius from the Participant’s principal place of employment immediately prior to the Change in Control or the Employer’s requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Employer’s business to an extent substantially consistent with the Participant’s business travel obligations immediately prior to a Change in Control;
     (d) a material reduction in the employee benefits provided to the Participant immediately prior to the Change in Control;

     (e) the failure by the Employer to continue in effect any compensation plan in which the Participant participates immediately prior to the Change in Control which is material to the Participant’s total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Employer to continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant’s participation relative to other participants, as existed immediately prior to the Change in Control;
     (f) the failure by the Employer to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Employer’s pension, savings, retirement, stock ownership, life insurance, medical, health and accident, or disability plans in which the Participant was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all individuals having a similar level of authority and responsibility with the Employer and all individuals having a similar level of authority and responsibility with any Person in control of the Employer), the taking of any other action by the Employer which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit enjoyed by the Participant at the time of the Change in Control, or the failure by the Employer to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Employer in accordance with the Employer’s normal vacation policy in effect immediately prior to the time of the Change in Control; or
     (g) any purported termination of the Participant’s employment which is not effected pursuant to a notice of termination satisfying the requirements of Section 6.1 hereof.
     The Participant’s right to terminate his employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness. The Participant’s continued employment shall not constitute consent to, or a waiver of any rights with respect to, any act or failure to act constituting Good Reason hereunder.
     For purposes of any determination regarding the existence of Good Reason, any claim by the Participant that Good Reason exists shall be presumed to be correct unless the Employer establishes to the Committee by clear and convincing evidence that Good Reason does not exist. The Committee’s determination regarding the existence of Good Reason shall be conclusive and binding upon all parties unless the Committee’s determination is arbitrary and capricious.
     2.20 “Highest Base Compensation” means the Participant’s annualized Base Compensation in effect immediately prior to (a) a Change in Control, (b) the first event or circumstance constituting Good Reason, or (c) the Participant’s Termination Date, whichever is greatest.

     2.21 “Highest Bonus” means an amount equal to the highest Bonus received by the Participant during the three year period immediately preceding the Company’s fiscal year during which a Change in Control occurs.
     2.22 “Incumbent Director” means:
(a) a member of the Board of Directors on the Effective Date; or
(b) an individual:
     (1) who becomes a member of the Board of Directors after the Effective Date;
     (2) whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders is approved or recommended by a vote of at least two-thirds of the then serving Incumbent Directors (as defined herein); and
     (3) whose initial assumption of service on the Board of Directors is not in connection with an actual or threatened election contest.
     2.23 “Merger” means a merger, consolidation or similar transaction.
     2.24 “Participant” means an individual who is eligible to participate in the Plan under the provisions of Section 3.
     2.25 “Person” shall have the meaning ascribed to the term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, or any successor act, and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that the term shall not include (a) the Company, the Employer or any of their Affiliates, (b) a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
     2.26 “Plan” means The Men’s Wearhouse, Inc. Change in Control Severance Plan, as it may be amended from time to time.
     2.27 “Post-Change in Control Period” means, with respect to a Participant, the period beginning with the date of a Change in Control and ending on the date of the Participant’s Termination of Employment.
     2.28 “Renewal Date” shall have the meaning specified in the definition of the phrase “Term of the Plan.”
     2.29 “Section 409A” means section 409A of the Code and the rules and regulations issued thereunder by the Internal Revenue Service and the Department of Treasury.

     2.30 “Separation From Service” has the meaning ascribed to that term under Section 409A.
     2.31 “Specified Employee” has the meaning ascribed to that term under Section 409A.
     2.32 “Specified Owner” means any of the following:
     (a) George Zimmer; any Person controlled by George Zimmer and any trust established by George Zimmer for the benefit of himself or his immediate family;
     (b) the Company;
     (c) an Affiliate of the Company;
     (d) an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate of the Company;
     (e) a Person that becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of the acquisition of securities directly from the Company and/or its Affiliates; or
     (f) a Person that becomes a Beneficial Owner of the Company’s outstanding Voting Securities representing 30 percent or more of the combined voting power of the Company’s then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of the Company outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of the Company, the surviving Entity or the parent of the Company or the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of the Company outstanding immediately prior to such Merger.
     2.33 “Term of the Plan” means the period commencing on the Effective Date and ending on the earlier of:
     (a) the last day of the three-year period beginning on the Effective Date if no Change in Control shall have occurred during that three-year period (such last day being the “Expiration Date”);
     (b) if a Change in Control shall have occurred during (i) the three-year period beginning on the Effective Date or (ii) any period for which the Term of the Plan shall have been automatically extended pursuant to the second sentence of this definition, the last day of the two-year period beginning on the date on which the Change in Control occurred; or
     (c) the date on which the Plan is terminated by the Board of Directors as provided in Section 9.

     After the expiration of the time period described in subsection (a) of this definition and in the absence of a Change in Control (as described in subsection (b) of this definition) the Term of the Plan shall be automatically extended for successive two-year periods beginning on the day immediately following the Expiration Date (the beginning date of each successive two-year period being a “Renewal Date”), unless, not later than 18 months prior to the Expiration Date or applicable Renewal Date, the Committee shall give notice to Participants that the Term of the Plan will not be extended.
     2.34 “Termination Date” means the date as of which a Participant incurs a Separation From Service determined in accordance with the provisions of Section 6.2.
     2.35 “Termination of Employment” means the termination of an individual’s employment relationship with the Company during the Term of the Plan (a) by the Company without Cause after a Change in Control occurs and before the one year anniversary of the date of such Change in Control, or (b) by the individual for Good Reason after a Change in Control occurs and before the one year anniversary of the date of such Change in Control.
     For purposes of this definition, an individual’s employment shall be deemed to have been terminated after a Change in Control and before the one year anniversary of the date of such Change in Control, if (a) a Change in Control occurs and (b) (i) the individual’s employment is terminated by the Company without Cause prior to a Change in Control and such termination was at the request or direction of a Person who has entered into an agreement with the Company, the consummation of which would constitute a Change in Control; (ii) the individual terminates his employment for Good Reason prior to a Change in Control and the circumstance or event which constitutes Good Reason occurs at the request or direction of a Person who has entered into an agreement with the Company, the consummation of which would constitute a Change in Control; or (iii) the individual’s employment is terminated by the Company without Cause or by the individual for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control. For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Participant shall be presumed to be correct unless the Company establishes to the Committee by clear and convincing evidence that such position is not correct.
     Termination of Employment does not include (a) a termination of employment due to the individual’s death or Disability, (b) a termination of employment by the individual without Good Reason or (c) a termination of employment by the individual on or after the one year anniversary of the date of a Change in Control.
     2.36 “Voting Securities” means the outstanding securities entitled to vote generally in the election of directors or other governing body.
     2.37 “Wholly-Owned Subsidiary” means an Entity that is, directly or indirectly, wholly owned by the Company.

3. ELIGIBILITY
     The individuals who shall be eligible to participate in the Plan shall be those Eligible Individuals who are selected by the Committee to participate in the Plan. The Committee shall notify an Eligible Individual who has been selected for participation in the Plan of his eligibility to participate in the Plan by furnishing him a written notification of participation.
     Notwithstanding any other provision of the Plan, an Eligible Individual shall not be eligible to participate in the Plan if there is in effect an individual severance agreement (including an employment agreement that provides for severance benefits) or change in control agreement between the Eligible Individual and the Company or other Employer.
     Notwithstanding any other provision of the Plan, the Committee may discontinue an individual’s participation in the Plan at any time by providing him written notice (the “Notice”) that he shall no longer participate in the Plan, provided, however, that a Change in Control has not occurred and the discontinuation of the individual’s participation in the Plan is not taken in anticipation of a Change in Control. If a Change in Control occurs within 12 months after the date the Notice is provided then there shall be a rebuttable presumption that the discontinuation of the individual’s participation in the Plan was taken in anticipation of a Change in Control unless the Company rebuts such presumption by clear and convincing evidence.
4. BENEFITS
     4.1 Vesting of Equity Based Compensation Following Termination of Employment. If a Participant incurs a Termination of Employment, all options to acquire the Company’s stock and all shares of restricted Company stock held by the Participant under any plan of the Company shall become immediately vested, exercisable and nonforfeitable, notwithstanding any provision of the applicable award agreement.
     4.2 Benefits Following Termination of Employment. If a Participant incurs a Termination of Employment, the Company shall provide the Participant the benefits described below.
     (a) Severance Payment. The Company will pay the Participant a cash severance benefit in an amount equal to the positive difference, if any, between:
(A) minus (B)
where (A) is the sum of the Participant’s Highest Base Compensation and the Participant’s Highest Bonus and (B) is the amount of the Participant’s Base Compensation, Bonus and all other cash compensation paid by the Company and the Company’s Affiliates to the Participant for his services to the Company and the Company’s Affiliates during the Post-Change in Control Period.
     A Participant’s severance payment under this paragraph (a) will be paid in accordance with the provisions of Section 5.

     (b) Accident and Health Insurance Benefits. The Company shall arrange to provide the Participant and his dependents continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for accident and health insurance benefits substantially similar to those provided to the Participant and his dependents by the Company immediately prior to the Termination Date or, if more favorable to the Participant, those provided to the Participant and his dependents by the Company immediately prior to the first occurrence of an event or circumstance constituting Good Reason. The cost of such COBRA coverage will be paid by the Company for that number of days, if any, COBRA coverage must be offered following the Participant’s Termination Date equal to the positive difference, if any, of 365 minus the number of days during the Post-Change in Control Period for such Participant (or such shorter period of time as is required under COBRA). The Participant will pay all premiums due for any COBRA coverage provided to the Participant and his dependents after the period described in the preceding sentence.
     If the Participant is a Specified Employee and the benefits specified in this Section 4.2(b) are taxable to the Participant and not otherwise exempt from Section 409A, the following provisions shall apply to the reimbursement or provision of such benefits. Any amounts to which the Participant would otherwise be entitled under this Section 4.2(b) during the first six months following the date of the Participant’s Separation From Service shall be accumulated and paid to the Participant on the date that is six months following the date of his Separation From Service. Except for any reimbursements under the applicable group health plan that are subject to a limitation on reimbursements during a specified period, the amount of expenses eligible for reimbursement under this Section 4.2(b), or in-kind benefits provided, during the Participant’s taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year of the Participant. Any reimbursement of an expense described in this Section 4.2(b) shall be made on or before the last day of the Participant’s taxable year following the Participants’ taxable year in which the expense was incurred. The Participant’s right to reimbursement or in-kind benefits pursuant to this Section 4.2(b) shall not be subject to liquidation or exchange for another benefit.
     (c) Life Insurance. A Participant shall be entitled to a single sum cash payment in an amount equal to:
               (A) multiplied by (B) divided by (C) multiplied by (D)
where (A) is the total monthly basic life insurance premium (both the portion paid by the Company and the portion paid by the Participant) applicable to the Participant’s basic life insurance coverage on his Termination Date, (B) is 12, (C) is 365 and (D) is the positive difference, if any, of 365 minus the number of days during the Post-Change in Control Period. The single sum cash payment will be made in accordance with the provisions of Section 5. If a conversion option is applicable under the Company’s group life insurance program, a Participant may, at his option, convert his basic life insurance coverage to an individual policy after his Termination Date by completing the forms required by the Company.

     4.3 Legal Fees. The Company shall pay all legal fees and expenses incurred by the Participant (a) in disputing in good faith any issue relating to the Participant’s Termination of Employment, or (b) in seeking in good faith to obtain or enforce any benefit or right provided under the Plan. Such payments shall be made within ten (10) business days after the delivery of the Participant’s written request for the payment accompanied by such evidence of fees and expenses incurred as the Company may reasonably require. Notwithstanding the preceding sentence, if the Participant incurs a Separation From Service and is a Specified Employee, the Company shall not make any further payment of amounts payable by the Company to the Participant under this Section 4.3 before the date that is six months following the date of his Separation From Service. Rather, on the date that is six months following the date of the Participant’s Separation From Service the Company shall pay to the Participant all amounts payable by the Company to the Participant under this Section 4.3 for which a written request for payment was properly submitted by the Participant during the first six months following the date of the Participant’s Separation From Service or which were otherwise not paid before the Participant’s Separation From Service. In any event the Company shall pay the Participant such legal fees and expenses by the last day of the Participant’s taxable year following the taxable year in which the Participant incurred such legal fees and expenses. The legal fees or expenses that are subject to reimbursement pursuant to this Section 4.3 shall not be limited as a result of when the fees or expenses are incurred. The amount of legal fees or expenses that is eligible for reimbursement pursuant to this Section 4.3 during a given taxable year of the Participant shall not affect the amount of expenses eligible for reimbursement in any other taxable year of the Participant. The right to reimbursement pursuant to this Section 4.3 is not subject to liquidation or exchange for another benefit. The Participant shall repay to the Company any expenses reimbursed by the Company pursuant to this Section 4.3 if a court of competent jurisdiction shall have determined by a final, nonappealable order, that the expenses to be repaid were incurred solely by reason of the Participant not acting in good faith in incurring such expenses.
5. TIME OF BENEFITS PAYMENTS
     The Company shall pay the Participant any cash benefits described in paragraphs (a) and (c) of Section 4.2 in a single sum cash payment within thirty (30) days after the Participant’s Separation From Service if the Participant is not a Specified Employee or on the date that is six (6) months following the Participant’s Separation From Service if the Participant is a Specified Employee.
6. TERMINATION PROCEDURES
     6.1 Notice of Termination. After a Change in Control and during the Term of the Plan, any purported termination of the Participant’s employment by the Company shall be communicated by the Company by a written Notice of Termination to the Participant in accordance with Section 13.10 hereof. For purposes of the Plan, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in the Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a certified copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors at a meeting of the Board of Directors which was called and held for the purpose of considering such termination (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board of Directors) finding that, in the good faith opinion of the Board of Directors, the Participant committed an act set forth in clause (a) or (b) of the definition of Cause herein, and specifying the particulars thereof in detail. No purported termination of the Participant’s employment by the Company after a Change in Control and during the Term of the Plan shall be effective unless the Company complies with the procedures set forth in this Section 6.1.
     6.2 Termination Date. “Termination Date”, with respect to any purported Separation From Service after a Change in Control and during the Term of the Plan, shall mean (a) if the Participant’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Participant shall not have returned to the full-time performance of the Participant’s duties during such thirty (30) day period), and (b) if the Participant’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Participant, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).
     6.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Termination Date (as determined without regard to this Section 6.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Termination Date shall be extended until the earlier of (a) the date on which the Term of the Plan ends or (b) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Termination Date shall be extended by a notice of dispute given by the Participant only if such notice is given in good faith and the Participant pursues the resolution of such dispute with reasonable diligence.
7. WITHHOLDING
     The Company may withhold from any benefits paid under the Plan all income, employment, and other taxes required to be withheld under applicable law.
8. DEATH OF PARTICIPANT
     If a Participant dies after his Termination Date but before the Participant receives full payment of the benefits to which he is entitled, any unpaid benefits will be paid to the Participant’s surviving spouse, or if the Participant does not have a surviving spouse, to the Participant’s estate.
9. AMENDMENT AND TERMINATION
     Subject to the restrictions set forth in this Section 9, the Board of Directors may amend or terminate the Plan at any time. After a Change in Control occurs, the Plan may not be terminated or amended in any manner that would negatively affect a Participant’s rights under the Plan.

Further, the Board of Directors may not amend or terminate the Plan in anticipation of a Change in Control in any manner that would negatively affect a Participant’s rights under the Plan. If a Change in Control occurs within 12 months after the date the Board of Directors amends or terminates the Plan then there shall be a rebuttable presumption that the amendment or termination of the Plan was made in anticipation of a Change in Control and shall not be effective in any manner that would negatively affect a Participant’s rights under the Plan unless the Company rebuts such presumption by clear and convincing evidence.
10. ADOPTION OF PLAN BY AFFILIATES
     (a) With the written approval of the Committee, any entity that is an Affiliate may adopt the Plan by appropriate action of its board of directors or noncorporate counterpart, as evidenced by a written instrument executed by an authorized officer of such entity or an executed adoption agreement (approved by the board of directors or noncorporate counterpart of the Affiliate), agreeing to be bound by all the terms, conditions and limitations of the Plan and providing all information required by the Committee.
     (b) The provisions of the Plan shall apply separately and equally to each adopting Affiliate in the same manner as is expressly provided for the Company, except that the power to appoint the Committee and the power to amend or terminate the Plan shall be exercised by the Company.
     (c) For purposes of the Code and ERISA, the Plan as adopted by the Affiliates shall constitute a single plan rather than a separate plan of each Affiliate.
11. DISPUTED PAYMENTS AND FAILURES TO PAY
     If the Company fails to make a payment in whole or in part as of the payment deadline specified in the Plan, either intentionally or unintentionally, other than with the express or implied consent of the Participant, the Participant shall make prompt and reasonable good faith efforts to collect the remaining portion of the payment. The Company shall pay any such unpaid benefits due to the Participant, together with interest on the unpaid benefits from the date of the payment deadline specified in the Plan at an annual rate equal to 120 percent of the applicable Federal rate provided for in section 1274(d) of the Code, within ten (10) business days of discovering that the additional monies are due and payable.
     The Company shall hold harmless and indemnify the Participant on a fully grossed-up after tax basis from and against (i) any and all taxes imposed under Section 409A (and any comparable state statutes) by any taxing authority as a result of the Company’s failure to comply with this Section 11 and all penalties and interest with respect to the Company’s failure to comply with this Section 11, and (ii) all expenses (including reasonable attorneys’, accountants’, and experts’ fees and expenses) incurred by the Participant due to a tax audit or litigation addressing the existence or amount of a tax liability described in clause (i); and (iii) the amount of additional taxes (including penalties and interest) imposed upon the Participant due to the Company’s payment of the initial taxes penalties, interest and expenses described in clauses (i) and (ii).

     The Company shall make a payment to reimburse the Participant in an amount equal to all federal, state and local taxes imposed upon the Eligible Individual that are described in clauses (i) and (iii) of the foregoing paragraph of this Section 11, including the amount of additional taxes imposed upon the Participant due to the Company’s payment of the initial taxes on such amounts, by the end of the Participant’s taxable year next following the Participant’s taxable year in which the Participant remits the related taxes to the taxing authority. The Company shall make a payment to reimburse the Participant in an amount equal to all expenses and other amounts incurred due to a tax audit or litigation addressing the existence or amount of a tax liability pursuant to clause (ii) of the foregoing paragraph of this Section 11, by the end of Participant’s taxable year following the Participant’s taxable year in which the taxes that are the subject of the audit or litigation are remitted to the taxing authority, or where as a result of such audit or litigation no taxes are remitted, the end of the Participant’s taxable year following the Participant’s taxable year in which the audit is completed or there is a final and nonappealable settlement or other resolution of the litigation.
12. FORFEITURE FOR CAUSE
     12.1 Notwithstanding any other provision of the Plan, if a determination is made as provided in Section 12.2 (a “Forfeiture Determination”) that (a) the Participant, before or after the termination of the Participant’s employment with the Company and all Affiliates, (i) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an Affiliate, (ii) knowingly caused or assisted in causing the publicly released financial statements of the Company to be misstated or the Company or a subsidiary of the Company to engage in criminal misconduct, (iii) disclosed trade secrets of the Company or an Affiliate or (iv) violated the terms of any non-competition, non-disclosure or similar agreement with respect to the Company or any Affiliate to which the Participant is a party; and (b) in the case of the actions described in clause (i), (iii) and (iv), such action materially and adversely affected the Company, then at or after the time such Forfeiture Determination is made the Board of Directors, in its sole discretion, if such Forfeiture Determination is made prior to a Change in Control, or, as determined by a final, non-appealable order of a court of competent jurisdiction, if such Forfeiture Determination is made after a Change in Control, as a fair and equitable forfeiture to reflect the harm done to the Company and a reduction of the benefit bestowed on the Participant had the facts existing at the time the benefit was bestowed that led to the Forfeiture Determination been known to the Company at the time the benefit was bestowed, may determine that some or all (x) benefits payable or to be provided, or previously paid or provided, under the Plan to the Participant (including any payment previously paid to the Participant under Section 4.2 or legal expense reimbursement payment under Section 4.3), (y) cash bonuses paid on or after the Effective Date by the Company to the Participant under any plan, program, policy, practice, contract or agreement of the Company or (z) equity awards granted to the Participant under any plan, program, policy, practice, contract or agreement of the Company that vested on or after the Effective Date, will be forfeited to the Company on such terms as determined by the Board of Directors or the final, non-appealable order of a court of competent jurisdiction.
     12.2 A Forfeiture Determination for purposes of Section 12.1 shall be made (a) before the occurrence of a Change in Control, by a majority vote of the Board of Directors and (b) on or after the occurrence of a Change in Control, by the final, nonappealable order of a court of competent jurisdiction. The findings and decision of the Board of Directors with respect to a Forfeiture Determination made before the occurrence of a Change in Control, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes absent a showing by clear and convincing evidence of manifest error by the Board of Directors. No decision of the Board of Directors, however, will affect the finality of the discharge of the Participant by the Company or an Affiliate.
13. MISCELLANEOUS
     13.1 Plan Not an Employment Contract. The adoption and maintenance of the Plan is not a contract between the Company and its employees that gives any employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of an Employer to terminate an employee’s employment at any time with or without notice and with or without cause or to interfere with an employee’s right to terminate his employment at any time.
     13.2 Alienation Prohibited. No benefits hereunder shall be subject to anticipation or assignment by a Participant, to attachment by, interference with, or control of any creditor of a Participant, or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Participant prior to its actual receipt by the Participant. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of the benefits hereunder prior to payment thereof shall be void.
     13.3 Number and Gender. As used in the Plan, unless the context otherwise expressly requires to the contrary, references to the singular include the plural, and vice versa; references to the masculine include the feminine and neuter; references to “including” mean “including (without limitation)”; and references to Sections and clauses mean the sections and clauses of the Plan.
     13.4 Headings. The headings of Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.
     13.5 Severability. Each provision of the Plan may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.
     13.6 Binding Effect. The Plan shall be binding upon any successor of the Company. Further, the Board of Directors shall not authorize a Change in Control that is a merger or a sale transaction unless the purchaser or the Company’s successor agrees to take such actions as are necessary to cause all Participants to be paid or provided all benefits due under the terms of the Plan as in effect immediately prior to the Change in Control.
     13.7 Settlement of Disputes Concerning Benefits Under the Plan; Arbitration. All claims by a Participant for benefits under the Plan shall be directed to and determined by the Committee and shall be in writing. Any denial by the Committee of a claim for benefits under the Plan shall be delivered to the Participant in writing within thirty (30) days after written notice of the claim is provided to the Company in accordance with Section 13.10 and shall set forth the specific reasons for the denial and the specific provisions of the Plan relied upon. The Committee shall afford a reasonable opportunity to the Participant for a review of the decision denying a claim and shall further allow the Participant to appeal to the Committee a decision of the Committee within sixty (60) days after notification by the Committee that the Participant’s claim has been denied. Any further dispute or controversy arising out of or relating to the Plan, including without limitation, any and all disputes, claims (whether in tort, contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (the “AAA”) then in effect. No arbitration proceeding relating to the Plan may be initiated by either the Company or the Participant unless the claims review and appeals procedures specified in this Section 13.7 have been exhausted. Within ten (10) business days of the initiation of an arbitration hereunder, the Company and the Participant will each separately designate an arbitrator, and within twenty (20) business days of selection, the appointed arbitrators will appoint a neutral arbitrator from the AAA Panel of Commercial Arbitrators. The arbitrators shall issue their written decision (including a statement of finding of facts) within thirty (30) days from the date of the close of the arbitration hearing. The decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (or replacement or successor statute). Pursuant to Section 9 of the Federal Arbitration Act, the Company and any Participant agree that a judgment of the United States District Court for the District in which the principal corporate office of the Company is located at the time of initiation of an arbitration hereunder may be entered upon the award made pursuant to the arbitration.
     13.8 No Mitigation. The Company agrees that if the Participant’s employment with the Company terminates during the Term of the Plan, the Participant is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Participant by the Company pursuant to the Plan. Further, except as expressly provided otherwise herein, the amount of any payment or benefit provided for in the Plan shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise.
     13.9 Other Amounts Due. Except as expressly provided otherwise herein, the payments and benefits provided for in the Plan are in addition to and not in lieu of amounts and benefits that are earned by a Participant prior to his Termination Date. The Company shall pay a Participant any compensation earned through the Termination Date but not previously paid to the Participant. Further the Participant shall be entitled to any other amounts or benefits due the Participant in accordance with any contract, plan, program or policy of the Company or any of its Affiliates. Amounts that the Participant is entitled to receive under any plan, program, contract or policy of the Company or any of its Affiliates at or subsequent to the Participant’s Termination Date shall be payable or otherwise provided in accordance with such plan, program, contract or policy, except as expressly modified herein.
     13.10 Notices. For the purpose of the Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the residential address listed on the Participant’s notification of participation and, if to the Company, to 6380 Rogerdale Road, Houston, Texas 77072, directed to the attention of the Chief Financial Officer, and with a copy to the General Counsel of the Company at 40650 Encyclopedia Circle, Fremont, California 94538, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt.
     13.11 Governing Law. All provisions of the Plan shall be construed in accordance with the laws of the State of Texas, except to the extent preempted by federal law and except to the extent that the conflicts of laws provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being solely and exclusively in Houston, Texas.
     13.12 Compliance With Section 409A. It is intended that the Plan shall comply with Section 409A. The provisions of the Plan shall be interpreted and administered in a manner that complies with Section 409A.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer effective as of October 1, 2009.

THE MEN’S WEARHOUSE, INC.
By:	/s/ NEILL P. DAVIS
	Name:	Neill P. Davis
	Title:	Executive Vice President